Exhibit 99.1

NYSE:BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry.

TopBuild Reports Fourth Quarter and Full Year 2019 Results

•	Net sales increase 3.6%
•	Gross margin expands 120 basis points
•	11.5% operating margin, 11.6% on an adjusted basis, up 110 basis points
•	Adjusted EBITDA margin expands 110 basis points to 14.0%
•	$1.36 net income per diluted share, $1.48 on an adjusted basis

Provides 2020 Sales and Adjusted EBITDA Guidance

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended December 31, 2018)

✓

Net sales increased 3.6% to $662.3 million, driven by increases in price and residential and commercial volume and acquisitions, partially offset by a higher mix of multi-family and smaller, single-family homes which generate lower revenue per unit.

✓	Gross margin expanded 120 basis points to 25.9%.

✓	Operating profit was $76.4 million, compared to $65.2 million. On an adjusted basis, operating profit was $76.6 million, compared to $67.2 million, a 14.1% improvement.

✓	Operating margin was 11.5%. Adjusted operating margin improved 110 basis points to 11.6%.

✓	Net income was $46.0 million, or $1.36 per diluted share, compared to $38.6 million, or $1.10 per diluted share.

✓	Adjusted net income was $50.0 million, or $1.48 per diluted share, compared to $42.2 million, or $1.20 per diluted share.

NYSE:BLD February 25, 2020 topbuild.com

✓	Adjusted EBITDA was $92.5 million, compared to $82.5 million, a 12.2% increase and adjusted EBITDA margin improved 110 basis points to 14.0%. Incremental adjusted EBITDA margin was 44.0%.

✓	At December 31, 2019, the Company had cash and cash equivalents of $184.8 million, availability under its revolving credit facility of $188.6 million for total liquidity of $373.4 million.

Full Year 2019 Financial Highlights

(unless otherwise indicated, comparisons are to twelve months ended December 31, 2018)

✓	Net sales increased 10.1% to $2,624.1 million. On a same branch basis, revenue increased 4.6% to $2,494.5 million.

✓	Gross margin expanded 180 basis points to 26.0%.

✓	Operating profit was $289.5 million, compared to operating profit of $209.0 million. On an adjusted basis, operating profit was $292.7 million, compared to $232.6 million, a 25.8% improvement.

✓	Operating margin was 11.0%, up 220 basis points. Adjusted operating margin improved 140 basis points to 11.2%.

✓

Net income was $191.0 million, or $5.56 per diluted share, compared to $134.8 million, or $3.78 per diluted share.  Adjusted net income was $188.9 million, or $5.49 per diluted share, compared to $149.3 million, or $4.19 per diluted share.

✓	Adjusted EBITDA was $359.1 million, compared to $283.4 million, a 26.7% increase and adjusted EBITDA margin improved 180 basis points to 13.7%. Incremental adjusted EBITDA margin was 31.6%.

✓	On a same branch basis, adjusted EBITDA grew 17.9% to $334.1 million and adjusted incremental EBITDA margin was 46.1%.

✓	Acquisitions contributed $129.6 million of revenue. Incremental adjusted EBITDA related to these acquisitions was 19.2%.

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Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended December 31, 2018)

Capital Allocation

Acquisitions

In 2019, the Company completed one acquisition, Viking Insulation, based in Burbank, California.  Viking is expected to generate approximately $9.0 million in annual revenue.

In February 2020, the Company acquired Hunter Insulation, an installation company based in Long Island, New York and Cooper Glass, a commercial glass company serving the Memphis market.  Combined, these companies are expected to contribute approximately $19 million of annual revenue.

Share Repurchase Program

In 2019, the Company repurchased a total of 1,291,771 shares of its common stock for approximately $110.9 million.  This includes the receipt of 392,501 shares related to its $50 million accelerated share repurchase (“ASR”) program announced October 2019. The ASR is expected to settle no later than the end of the first quarter of 2020.

NYSE:BLD February 25, 2020 topbuild.com

2020 Sales and Adjusted EBITDA Guidance (1)

*See table for adjusted EBITDA reconciliation

Assumptions

($ in millions)

Long-Term Targets (3-Years) (1)

(1) This guidance and long-term targets reflect management’s current view of present and future market conditions and are based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2019 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

NYSE:BLD February 25, 2020 topbuild.com

Conference Call

A conference call to discuss fourth quarter 2019 financial results is scheduled for today, Tuesday, February 25, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (888) 225-2706.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry.  We provide insulation and building material services nationwide through TruTeam®, which has approximately 200 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under the proposed accelerated stock repurchase transaction.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$662,349	$639,547	$2,624,121	$2,384,249
Cost of sales	491,030	481,321	1,942,854	1,808,097
Gross profit	171,319	158,226	681,267	576,152

Selling, general, and administrative expense	94,898	93,065	391,744	367,199
Operating profit	76,421	65,161	289,523	208,953

Other income (expense), net:
Interest expense	(9,083)	(9,661)	(37,823)	(28,687)
Other, net	566	266	2,078	558
Other expense, net	(8,517)	(9,395)	(35,745)	(28,129)
Income before income taxes	67,904	55,766	253,778	180,824

Income tax expense	(21,919)	(17,213)	(62,783)	(46,072)
Net income	$45,985	$38,553	$190,995	$134,752

Net income per common share:
Basic	$1.38	$1.12	$5.65	$3.86
Diluted	$1.36	$1.10	$5.56	$3.78

Weighted average shares outstanding:
Basic	33,297,613	34,436,518	33,806,104	34,921,318
Diluted	33,886,904	35,012,535	34,376,555	35,613,319

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$184,807	$100,929
Receivables, net of an allowance for doubtful accounts of $4,854 and $3,676 at December 31, 2019, and December 31, 2018, respectively	428,844	407,106
Inventories, net	149,078	168,977
Prepaid expenses and other current assets	17,098	27,685
Total current assets	779,827	704,697

Right of use assets	87,134	—
Property and equipment, net	178,080	167,961
Goodwill	1,367,918	1,364,016
Other intangible assets, net	181,122	199,387
Deferred tax assets, net	4,259	13,176
Other assets	5,623	5,294
Total assets	$2,603,963	$2,454,531

LIABILITIES
Current liabilities:
Accounts payable	$307,970	$313,172
Current portion of long-term debt	34,272	26,852
Accrued liabilities	98,418	104,236
Short-term lease liabilities	36,094	—
Total current liabilities	476,754	444,260

Long-term debt	697,955	716,622
Deferred tax liabilities, net	175,263	176,212
Long-term portion of insurance reserves	45,605	43,434
Long-term lease liabilities	54,010	—
Other liabilities	1,487	1,905
Total liabilities	1,451,074	1,382,433

EQUITY	1,152,889	1,072,098
Total liabilities and equity	$2,603,963	$2,454,531

	As of December 31,
	2019	2018
Other Financial Data
Receivable days †	53	51
Inventory days †	28	34
Accounts payable days †	80	80
Receivables, net plus inventories, net less accounts payable †	$269,952	$262,911
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	10.3%	10.4%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches.

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TopBuild Corp.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2019	2018
Cash Flows Provided by (Used in) Operating Activities:
Net income	$190,995	$134,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,700	39,419
Share-based compensation	13,658	11,317
Loss on sale or abandonment of property and equipment	1,399	1,204
Amortization of debt issuance costs	1,558	1,201
Provision for bad debt expense	7,065	3,240
Loss from inventory obsolescence	2,622	2,187
Deferred income taxes, net	8,888	12,936
Change in certain assets and liabilities
Receivables, net	(27,146)	(35,522)
Inventories, net	17,433	(23,297)
Prepaid expenses and other current assets	9,361	(8,360)
Accounts payable	(5,124)	29,687
Accrued liabilities	(2,690)	(660)
Other, net	1,058	(932)
Net cash provided by operating activities	271,777	167,172

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(45,536)	(52,504)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	(6,952)	(500,202)
Proceeds from sale of property and equipment	2,321	849
Other, net	25	38
Net cash used in investing activities	(50,142)	(551,819)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	14,989	526,604
Repayment of long-term debt	(27,793)	(18,399)
Payment of debt issuance costs	—	(7,819)
Proceeds from revolving credit facility	—	90,000
Repayment of revolving credit facility	—	(90,000)
Taxes withheld and paid on employees' equity awards	(12,951)	(5,465)
Repurchase of shares of common stock	(110,911)	(65,025)
Payment of contingent consideration	(1,091)	(841)
Net cash (used in) provided by financing activities	(137,757)	429,055

Cash and Cash Equivalents
Increase for the period	83,878	44,408
Beginning of period	100,929	56,521
End of period	$184,807	$100,929

Supplemental disclosure of cash paid for:
Interest on long-term debt	$36,244	$23,733
Income taxes	43,310	39,010

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$128,838	$—
Accruals for property and equipment	542	860

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Segment Data

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
TruTeam
Sales	$475,929	$457,610	4.0%	$1,906,730	$1,680,967	13.4%

Operating profit, as reported	$63,661	$57,016		$253,230	$196,986
Operating margin, as reported	13.4%	12.5%		13.3%	11.7%

Rationalization charges	(24)	216		159	845
Acquisition related costs	177	—		636	—
Operating profit, as adjusted	$63,814	$57,232		$254,025	$197,831
Operating margin, as adjusted	13.4%	12.5%		13.3%	11.8%

Service Partners
Sales	$223,244	$213,974	4.3%	$862,143	$820,309	5.1%

Operating profit, as reported	$25,234	$21,598		$90,388	$78,739
Operating margin, as reported	11.3%	10.1%		10.5%	9.6%

Rationalization charges	—	—		109	159
Operating profit, as adjusted	$25,234	$21,598		$90,497	$78,898
Operating margin, as adjusted	11.3%	10.1%		10.5%	9.6%

Total
Sales before eliminations	$699,173	$671,584		$2,768,873	$2,501,276
Intercompany eliminations	(36,824)	(32,037)		(144,752)	(117,027)
Net sales after eliminations	$662,349	$639,547	3.6%	$2,624,121	$2,384,249	10.1%

Operating profit, as reported - segments	$88,895	$78,614		$343,618	$275,725
General corporate expense, net	(6,568)	(7,936)		(30,174)	(45,873)
Intercompany eliminations	(5,906)	(5,517)		(23,921)	(20,899)
Operating profit, as reported	$76,421	$65,161		$289,523	$208,953
Operating margin, as reported	11.5%	10.2%		11.0%	8.8%

Rationalization charges †	15	929		1,992	7,736
Acquisition related costs	166	1,066		1,200	15,925
Operating profit, as adjusted	$76,602	$67,156		$292,715	$232,614
Operating margin, as adjusted	11.6%	10.5%		11.2%	9.8%

Share-based compensation	2,246	3,072		13,658	11,317
Depreciation and amortization	13,696	12,286		52,700	39,419
EBITDA, as adjusted	$92,544	$82,514		$359,073	$283,350
EBITDA margin, as adjusted	14.0%	12.9%		13.7%	11.9%

Sales change period over period	22,802			239,872
EBITDA, as adjusted, change period over period	10,030			75,723
EBITDA, as adjusted, as percentage of sales change	44.0%			31.6%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Gross Profit and Operating Profit Reconciliations

Net sales	$662,349	$639,547	$2,624,121	$2,384,249

Gross profit, as reported	$171,319	$158,226	$681,267	$576,152

Rationalization charges	—	—	—	176
Gross profit, as adjusted	$171,319	$158,226	$681,267	$576,328

Gross margin, as reported	25.9%	24.7%	26.0%	24.2%
Gross margin, as adjusted	25.9%	24.7%	26.0%	24.2%

Operating profit, as reported	$76,421	$65,161	$289,523	$208,953

Rationalization charges	15	929	1,992	7,736
Acquisition related costs	166	1,066	1,200	15,925
Operating profit, as adjusted	$76,602	$67,156	$292,715	$232,614

Operating margin, as reported	11.5%	10.2%	11.0%	8.8%
Operating margin, as adjusted	11.6%	10.5%	11.2%	9.8%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$67,904	$55,766	$253,778	$180,824

Rationalization charges	15	929	1,992	7,736
Acquisition related costs	166	1,066	1,200	15,925
Income before income taxes, as adjusted	68,085	57,761	256,970	204,485

Tax rate at 26.5% and 27.0% for 2019 and 2018, respectively	(18,043)	(15,595)	(68,097)	(55,211)
Income, as adjusted	$50,042	$42,166	$188,873	$149,274

Income per common share, as adjusted	$1.48	$1.20	$5.49	$4.19

Weighted average diluted common shares outstanding	33,886,904	35,012,535	34,376,555	35,613,319

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales
Same branch:
Installation segment	$473,298	$457,610	$1,787,357	$1,680,967
Distribution segment	223,244	213,974	851,073	820,309
Eliminations	(36,824)	(32,037)	(143,890)	(117,027)
Total same branch	659,718	639,547	2,494,540	2,384,249

Acquisitions (a):
Installation segment	$2,631	$—	$119,373	$—
Distribution segment	—	—	11,070	—
Eliminations	—	—	(862)	—
Total acquisitions	2,631	—	129,581	—
Total	$662,349	$639,547	$2,624,121	$2,384,249

EBITDA, as adjusted
Same branch	$91,781	$82,514	$334,146	$283,350
Acquisitions (a)	763	—	24,927	—
Total	$92,544	$82,514	$359,073	$283,350

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	13.9%		13.4%
Acquisitions (c)	29.0%		19.2%
Total (d)	14.0%	12.9%	13.7%	11.9%

As Adjusted Incremental EBITDA, as a percentage of incremental sales
Same branch (e)	45.9%		46.1%
Acquisitions (c)	29.0%		19.2%
Total (f)	44.0%		31.6%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income, as reported	$45,985	$38,553	$190,995	$134,752
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	8,517	9,395	35,745	28,129
Income tax expense	21,919	17,213	62,783	46,072
Depreciation and amortization	13,696	12,286	52,700	39,419
Share-based compensation	2,246	3,072	13,658	11,317
Rationalization charges	15	929	1,992	7,736
Acquisition related costs	166	1,066	1,200	15,925
EBITDA, as adjusted	$92,544	$82,514	$359,073	$283,350

NYSE:BLD February 25, 2020 topbuild.com

TopBuild Corp.

2020 Estimated Adjusted EBITDA Range

(dollars in millions)

	Twelve Months Ending December 31, 2020
	Low	High
Estimated net income	$206.5	$232.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	34.0	31.0
Income tax expense	72.5	81.5
Depreciation and amortization	60.0	56.0
Share-based compensation	14.0	11.5
Estimated EBITDA, as adjusted	$387.0	$412.0

NYSE:BLD February 25, 2020 topbuild.com